EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Mantel and Devyani Patel, or either of them, with full power to each of them to act alone, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead as a director or officer or both of Commtouch Software Ltd. (the "Registrant") to sign (i) a post-effective amendment to registration statement deregistering shares under the Commtouch Software Ltd. 1999 Employee Stock Purchase Plan and (ii) the registration statement relating to the Company's offer and sale of ordinary shares and any and all plan interests under the Amended and Restated 1996 CSI Stock Option Plan, Amended and Restated 1999 Israeli Share Option Plan and Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, and any and all amendments (including post-effective amendments) to the registration statement under the Securities Act of 1933 (and any amendments thereto); and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                 Name                                   Title                                Date
                 ----                                   -----                                ----
                                         Chief Executive Officer and Director            June 24, 2004
---------------------------                 (Principal Executive Officer)
Gideon Mantel

                                               Vice President, Finance                   June 24, 2004
---------------------------          (Principal Financial and Accounting Officer)
Devyani Patel

                                           Director, Chairman of the Board               June 24, 2004
---------------------------
Carolyn Chin

                                                       Director                          June 24, 2004
---------------------------
Amir Lev

                                                       Director                          June 24, 2004
---------------------------
Ofer Segev

                                                       Director                          June 24, 2004
---------------------------
Nahum Sharfman

                                                       Director                          June 24, 2004
---------------------------
Lloyd E. Shefsky

                                                       Director                          June 24, 2004
---------------------------
Richard Sorkin